Exhibit 10(iii)A(53)

Zep Inc.

2010 Omnibus Incentive Plan

Performance Stock Award Agreement

THIS AGREEMENT, made and entered into as of                     ,              by and between Zep Inc., a Delaware Corporation, (the “Company”) and                              (“Grantee”).

W • I • T • N • E • S • S • E • T • H      T • H • A • T:

WHEREAS, the Company maintains the Zep Inc. 2010 Omnibus Incentive Plan (the “Plan”), and Grantee has been selected by the Committee to receive a Performance Stock Award under the Plan;

WHEREAS, the Company and Grantee have determined that Grantee shall enter into certain non-competition, non-solicitation, non-recruitment and non-disclosure covenants, attached hereto as Exhibits A, B, C and D, respectively, in consideration for receipt of the Performance Stock Award pursuant hereto, receipt of any future Plan Awards, continued employment, receipt of Confidential Information and Trade Secrets (as defined in Exhibit D attached hereto), and other good and valuable consideration, and;

NOW, THEREFORE, IT IS AGREED, by and between the Company and Grantee, as follows:

1.	Award of Performance Stock

1.1 The Company hereby grants to Grantee an award of              Shares of performance stock (“Performance Stock”), subject to, and in accordance with, the restrictions, terms, and conditions set forth in this Agreement. The grant date of this award of Performance Stock is                      (the “Grant Date”).

1.2 This Agreement (including any appendices or exhibits) shall be construed in accordance with, and subject to, the provisions of the Plan (the provisions of which are incorporated herein by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

1.3 This Performance Stock award is conditioned upon Grantee’s acceptance of the terms of this Agreement, as evidenced by Grantee’s execution of this Agreement or by Grantee’s electronic acceptance of the Agreement in a manner and during the time period allowed by the Company. If the terms of this Agreement are not timely accepted by execution or by such electronic means, the award of Performance Stock may be cancelled by the Committee.

2.	Restrictions

2.1 Subject to Sections 2.3, 2.5, and 2.6 below, if the Grantee remains continuously employed by the Company, the Performance Stock shall vest on the date on which both (a) the stock price targets, set forth in the table below (each a “Stock Appreciation Target”), have been achieved, and (b) the target date (“Target Date”) associated with the specified Stock Appreciation Target in the table below has been reached. If, upon the final Target Date, some or all of the Stock Appreciation Targets have not been achieved, the then unvested Performance Stock will become fully vested at such time if the Company’s total shareholder return over the four year period following the Grant Date is at or above the return for the Russell 2000 Index over the same four year period. If, upon the final Target Date, the Company’s total shareholder return over the four year period following the Grant Date is not at or above the return for the Russell 2000 Index over the same four year period, any unvested shares of Performance Stock shall immediately be forfeited, and the Grantee shall have no further right or interest in or to such forfeited Performance Shares. The vesting requirements of this Section 2.1 shall be subject to confirmation and certification by the Committee in accordance with procedures established by the Committee consistent with the provisions of the Plan.

Achievement of a particular Stock Appreciation Target shall be deemed to occur when the average closing price of the Company’s common stock on the New York Stock Exchange for twenty (20) consecutive trading days, on a rolling basis, is equal to or exceeds the particular Stock Appreciation Target. In the event that the Company’s stock ceases to be traded on the New York Stock Exchange, then the Company’s stock price for purposes of the Agreement shall be such stock’s Fair Market Value as defined in the Plan.

If a Stock Appreciation Target is achieved prior to its corresponding Target Date, then that Stock Appreciation Target will be considered to have been met upon the attainment of the Target Date, regardless of changes in the price of Shares that may occur thereafter.

The vesting of the Performance Stock award, which is based upon the achievement of the Stock Appreciation Targets and continuous service through the corresponding Target Dates, shall be as follows:

Shares Vesting	Stock Appreciation Targets	Target Date
$
$
$
$

For purposes of this Agreement, employment with a Subsidiary of the Company or service as a member of the Board of Directors of the Company shall be considered employment under the terms of the Plan.

2.2 Except as otherwise provided below, on the date (the “Vesting Date”) that Shares of the Performance Stock become vested during the Grantee’s employment pursuant to Section 2.1 above (the “Vested Shares”), the Grantee shall own the Vested Shares free and clear of all restrictions imposed by this Agreement (except those imposed by Section 3.4 below). The Company shall transfer the Vested Shares to an unrestricted account in the name of the Grantee as soon as reasonably practical after each Vesting Date, and in any event within thirty (30) days thereof.

2.3 In the event, prior to a Vesting Date, (i) Grantee dies while actively employed by the Company, or (ii) Grantee has his employment terminated by reason of Disability, any Performance Stock which had not theretofore vested shall become fully vested and nonforfeitable as of the date of Grantee’s death or Disability. The Company shall transfer the Vested Shares, free and clear of any restrictions imposed by this Agreement (except for Section 3.4) to Grantee (or, in the event of death, his surviving spouse or, if none, to his estate) as soon as practical after his date of death or termination for Disability, and in any event within thirty (30) days thereof.

2.4 In exchange for receipt of consideration in the form of the Performance Stock Award pursuant to this Agreement, the potential of receiving such awards in the future, continued employment, receipt of Confidential Information and Trade Secrets (as defined in Exhibit D attached hereto), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantee agrees that, for the periods set forth in Exhibits A, B, C, and D attached hereto (the “Restricted or Confidentiality Periods”), Grantee shall comply with each of the restrictive covenants set forth in such exhibits (the “Restrictive Covenants”). The parties hereto recognize that Grantee may experience periodic material changes in his job title and/or to the principal duties, responsibilities or services that he is called upon to perform on the behalf of the Company. If Grantee experiences such a material job change, Grantee agrees to enter into a signed, written addendum to Exhibit A hereto, as necessary, at the Company’s request, reflecting such material change. Moreover, in the event of any material change in corporate organization on the part of the Direct Competitors set forth in Exhibit A hereto, the parties agree to amend Exhibit A, as necessary, at the Company’s request, in order to reflect such change. Upon execution, any such written modification to Exhibit A shall represent an enforceable amendment to this Agreement and shall augment and supplement the definitions of the terms Executive Services or Direct Competitor set forth in Exhibit A hereto, as applicable.

2.5 Grantee acknowledges that, prior to this Agreement, the Company has furnished and will continue to furnish to Grantee Confidential Information and Trade Secrets (as defined in Exhibit D attached hereto) which could be used by a competitor of the Company to the Company’s substantial detriment. Moreover, the parties recognize that Grantee, during the course of his employment with the Company, has and will develop important relationships with customers and others having valuable business relationships with the Company. In view of the foregoing, Grantee acknowledges and agrees that the restrictive covenants contained in Exhibits A, B, C, and D to the Agreement are reasonably necessary to protect the Company’s legitimate business interests and good will.

2.6 Except for death or Disability as provided in Section 2.3, or except as otherwise provided in a severance agreement, employment agreement or similar agreement with Grantee, if Grantee terminates his employment or if the Company terminates Grantee prior to the Vesting Date, for any reason, the Performance Stock shall cease to vest further, and all Performance Stock which had not vested prior to such termination shall be immediately forfeited, and Grantee shall have no further right or interest in or to such unvested Performance Stock.

2.7 Notwithstanding the other provisions of this Agreement, in the event of a Change in Control prior to the Vesting Date, all unvested Performance Stock (whether or not the corresponding Stock Appreciation Targets have been attained or the Target Date has occurred) shall become fully vested and nonforfeitable as of the date of the Change in Control. The Company shall transfer the resulting Vested Shares to an unrestricted account in the name of Grantee as soon as practical after the date of the Change in Control, and in any event within thirty (30) days thereof.

2.8 The Performance Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered prior to the Vesting Date for such shares of Performance Stock.

3.	Stock; Dividends; Voting

3.1 The Performance Stock shall be registered in the name of Grantee only after the achievement of the Stock Appreciation Target (the “Vesting Start Date”) for such Shares of Performance Stock. The Company may issue stock certificates or evidence Grantee’s interest by using a restricted book entry account with the Company’s transfer agent. Physical possession or custody of any stock certificates that are issued shall be retained by the Company until such time as the Shares are vested in accordance with Section 2. The Company reserves the right to place a legend on such stock certificate(s) restricting the transferability of such certificates and referring to the terms and conditions (including forfeiture) of this Agreement and the Plan.

3.2 The Grantee shall not be entitled to receive dividends or similar distributions with respect to Performance Stock that is not vested or that is forfeited. However, the Grantee shall be entitled to receive dividends or similar distributions if, when and as declared on vested Shares of Performance Stock. Shares that vest after the record date, but prior to the payment date with respect to a dividend or distribution, shall be entitled to receive the dividend or distribution. Upon the vesting of any Shares of Performance Stock comprising a part of this Award, the Company shall either (i) pay to the Grantee an amount of cash equal to the amount of all dividends or similar distributions on the then vesting shares of Performance Stock (without interest) that were declared and paid between the Vesting Start Date and the vesting date (the “Accumulated Dividends”) or (ii) apply an amount equal to the Accumulated Dividends to the payment of the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to the distribution of the then vesting shares of Performance Stock to the Grantee. When the Grantee accepts this Award of Performance Stock, the Grantee shall make an irrevocable election to have the entire amount of the Accumulated Dividends applied as set forth in clause (i) or clause (ii) of the preceding sentence. The Grantee may not elect to have part of the Accumulated Dividends applied as set forth in clause (i) and part as set forth in clause (ii). The Company shall not be required to establish a fund or account for the Grantee with respect to the Accumulated Dividends. However, the Company shall maintain a record of the Accumulated Dividends by making appropriate entries in its accounting records.

3.3 After the Vesting Start Date has occurred with respect to certain Performance Stock, Grantee shall be entitled to vote such Performance Stock, provided that the right to vote such Shares shall cease in the event such Performance Stock is forfeited.

3.4 In the event of a Material Business Event, the Committee may take any of the actions contemplated under Section 14 of the Plan with respect to this Award and/or the Performance Stock.

3.5 Grantee represents and warrants that he is acquiring the Performance Stock for investment purposes only, and not with a view to distribution thereof. Grantee is aware that the Performance Stock may not be registered under the federal or any state securities laws and that in that event, in addition to the other restrictions on the Shares, they will not be able to be transferred unless an exemption from registration is available or the Shares are registered. By making this award of Performance Stock, the Company is not undertaking any obligation to register the Performance Stock under any federal or state securities laws.

4.	No Right to Continued Employment or Additional Grants

Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon Grantee any right with respect to continuance of employment by the Company or a subsidiary, nor shall this Agreement or the Plan interfere in any way with the right of the Company or a Subsidiary to terminate Grantee’s employment at any time. The Plan may be terminated at any time, and even if the Plan is not terminated, Grantee shall not be entitled to any additional awards under the Plan.

5.	Taxes and Withholding

Grantee shall be responsible for all federal, state, and local income taxes payable with respect to this award of Performance Stock and dividends paid on vested Performance Stock. Grantee shall have the right to make such elections under the Internal Revenue Code of 1986, as amended, as are available in connection with this award of Performance Stock. The Company and Grantee agree to report the value of the Performance Stock in a consistent manner for federal income tax purposes. The Company shall have the right to retain and withhold from any payment of Performance Stock or cash the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to such payment. In furtherance thereof and, at its discretion, the Company may require Grantee to reimburse the Company for any such taxes required to be withheld and may withhold any distribution in whole or in part until the Company is so reimbursed. In lieu thereof, the Company shall have the right to withhold from any other cash amounts due to Grantee an amount equal to such taxes required to be withheld or withhold and cancel (in whole or in part) a number of shares of Performance Stock having a market value not less than the amount of such taxes. If Grantee has elected to apply the Accumulated Dividends to the payment of such taxes, the Company shall do so.

6.	Grantee Bound by the Plan

Grantee hereby acknowledges receipt of a copy of the Plan and the prospectus for the Plan, and agrees to be bound by all the terms and provisions thereof.

7.	Modification of Agreement

This Agreement may be modified, amended, suspended, or terminated, and any terms or conditions may be waived, but only by mutual agreement of the parties in writing.

8.	Severability

Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

9.	Governing Law

The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the state of Delaware without giving effect to the conflicts of laws principles thereof.

10.	Successors in Interest

This Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns, whether by merger, consolidation, reorganization, sale of assets, or otherwise. This Agreement shall inure to the benefit of Grantee’s legal representatives. All obligations imposed upon Grantee and all rights granted to the Company under this Agreement shall be final, binding, and conclusive upon Grantee’s heirs, executors, administrators, and successors.

11.	Resolution of Disputes

Any dispute or disagreement which may arise under, or as a result of, or in any way relate to the interpretation, construction, or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding, and conclusive on Grantee and the Company for all purposes.

12.	Pronouns; Including

Wherever appropriate in this Agreement, personal pronouns shall be deemed to include the other genders and the singular to include the plural. Wherever used in this Agreement, the term “including” means “including, without limitation.”

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Zep Inc.

By:
John K. Morgan
Chairman, President and Chief Executive Officer

Grantee:

EXHIBIT A

TO ZEP INC.

2010 OMNIBUS INCENTIVE PLAN

PERFORMANCE STOCK AWARD AGREEMENT

NON-COMPETITION COVENANT

1.	DEFINITIONS

Capitalized terms contained herein shall have the same meaning as those defined terms set forth in the Agreement. In addition, the following terms used in this Exhibit “A” shall have the following meanings:

A. “Direct Competitor” means the following entities: [To be revised as appropriate] (1) Ecolab Inc.; (2) Diversey Inc.; (3) NCH Corporation; (4) State Industrial Products Corporation; (5) Rochester Midland Corporation; (6) Ondeo Nalco Company; (7) CRC Industries, Inc.; (8) S. C. Johnson & Son, Inc.; (9) Kimball Midwest, Inc.; (10) WD-40 Company; (11) Chemtura Corporation; (12) ChemStation International, Inc.; (13) Safety-Kleen Systems Inc.; (14) The Clorox Company; (15) The Proctor & Gamble Company; as well as any of their respective affiliates, subsidiaries and/or parent companies that are either located or transact business within the Territory and are engaged in the Company Business (as that term is defined in subsection D herein), but only to the extent each and only with respect to business operation(s) which engage(s) in the manufacturing and/or sale of one or more of the classes of products that constitute the Company Business.

B. “Executive Services” means those principal duties and responsibilities that Executive performs on behalf of the Company during his employment. As [TITLE], those duties and responsibilities include oversight of [INSERT DESCRIPTION OF DUTIES];

C. “Restricted Period” means a period of twelve (12) months following the Grantee’s Date of Termination; and

D. “Company Business” means the manufacture and/or sale of one or more of the following classes of products: specialty chemical products, cleaners, degreasers, absorbents, sanitizers, deodorizers, polishes, floor finishes, sealants, lubricants, disinfectants, janitorial supplies, paint strippers, paint removers, rust strippers, soaps and detergents, bleaches, fabric softeners, liquid sweeping compounds, aerosol gasket forming compositions, non-slip adhesive film for brakes, tire and rubber mat dressings, floor waxes, asphalt and tar removers, concrete removers, vehicle drying agents, vehicle rain repellant and glass treatment, steam cleaning compositions, chemical preparations for unclogging pipes and septic tank cleaning, spill treatments, anti-seize compounds, treatment products for hazardous solvents, pesticides, pest control products and/or drain care products, preparations for killing weeds, fungicides, herbicides, rodenticides, vermicides, insect repellants, ground control chemicals, power operated industrial and commercial cleaning equipment (namely, sprayers, fog sprayers, steam cleaning machines, pressure washers, and air agitation cleaners and pumps for use in connection therewith, steam cleaners, vacuum cleaners, carpet cleaning and shampooing machines, floor cleaning and polishing machines and parts associated therewith), or manually-operated cleaning

Exhibit A-1

equipment and accessories (including, but not limited to, brooms, dustpans, scrubbing brushes, mops, squeegees, dispensers for floor wax, buckets, mop wringers, sponges, scouring pads, plastic janitorial mats, wiping cloths, steel wool, chamois skins, soap and chemical dispensers, towel and sanitary napkin dispensers, cleaning gloves, pails and parts therefore, and waste receptacles).

E. “Customers” means customers of the Company with whom Grantee had Material Contact on behalf of the Company during the two-year period preceding the termination of Grantee’s employment with the Company.

F. “Material Contact” shall mean contact whereby (i) Grantee had business dealings with the person, entity, customer or supplier on the Company’s behalf; (ii) Grantee was responsible for supervising or coordinating the dealings between the person, entity, customer or supplier and the Company; or (iii) Grantee obtained Trade Secrets or Confidential Information (such terms having the same meanings as defined in Exhibit D) about the person, entity, customer or supplier as a result of Grantee’s association with the Company.

G. “Territory” shall mean the areas identified in Section 2 herein.

2.	ACKNOWLEDGEMENTS

As used in this Agreement, “Territory” refers to the United States of America. To that end, Grantee agrees and acknowledges that during his period of employment with the Company, he has and will render executive, strategic and managerial services to and for the Company throughout the United States, which are special, unusual, extraordinary, and of peculiar value to the Company. Grantee further acknowledges that the services he performs on behalf of the Company are at a senior managerial level and are not limited in their territorial scope to any particular city, state, or region, but instead have nationwide impact throughout the United States. Grantee further acknowledges and agrees that: (a) the Company’s business is, at the very least, national in scope; (b) these restrictions are reasonable and necessary to protect the Confidential Information, business relationships, and goodwill of the Company; and (c) should Grantee engage in or threaten to engage in activities in violation of these restrictions, it would cause the Company irreparable harm which would not be adequately and fully redressed by the payment of damages to the Company. In addition to other remedies available to the Company, the Company shall accordingly be entitled to injunctive relief in any court of competent jurisdiction for any actual or threatened breach by Grantee of the provisions of this Exhibit A. Grantee further acknowledges that he will not be entitled to any compensation or benefits from the Company or any of its affiliates in the event of a final non-appealable judgment that he materially breached his duties or obligations under Exhibit A.

3.	NON-COMPETITION

Grantee agrees that, while employed by the Company and for the Restricted Period, he will not, directly (i.e., as an officer or employee) or indirectly (i.e., as an independent contractor, consultant, advisor, board member, agent, shareholder, investor, joint venturer, or partner), provide or perform any of the Executive Services on behalf of any Direct Competitor anywhere within the Territory. This provision will not prohibit Grantee from working for a Direct

Exhibit A-2

Competitor in a product area that is not competitive with Company Business as defined above. Nothing in this provision shall divest Grantee from the right to acquire as a passive investor (with no involvement in the operations or management of the business) up to 1% of any class of securities which is: (i) issued by any Direct Competitor, and (ii) publicly traded on a national securities exchange or over-the-counter market.

4.	INJUNCTIVE RELIEF

Grantee acknowledges that if he breaches or threatens to breach any of the provisions of this Exhibit A to the Agreement, his actions will cause irreparable harm and damage to the Company which could not be compensated by damages alone. Accordingly, if Grantee breaches or threatens to breach any of the provisions of this Exhibit A to the Agreement, the Company shall be entitled to injunctive relief, in addition to any other rights or remedies the Company may have. Grantee hereby waives the requirement for a bond by the Company as a condition to seeking injunctive relief. The existence of any claim or cause of action by Grantee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of Grantee’s agreements under this Exhibit A to the Agreement.

5.	SEPARABILITY

Grantee acknowledges that the foregoing covenant in Section 3 of this Exhibit A is a separate and distinct obligation of Grantee and is deemed to be separable from the remaining covenants and provisions of the Agreement. If any of the provisions of the foregoing covenant should ever be deemed to exceed the time, geographic, product, or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, product, or other limitations permitted by applicable law. If any particular provision of the foregoing covenant is held to be invalid, the remainder of the covenant and the remaining obligations of the Agreement shall not be affected thereby and shall remain in full force and effect.

6.	NO WAIVER

Failure of either party to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of this Exhibit A shall not be deemed a waiver or relinquishment of any right granted in this Exhibit A or the future performance of any such term or condition or of any other term or condition of this Exhibit A, unless such waiver is contained in a writing signed by the party making the waiver.

Exhibit A-3

EXHIBIT B

TO ZEP INC.

2010 OMNIBUS INCENTIVE PLAN

PERFORMANCE STOCK AWARD AGREEMENT

NON-SOLICITATION COVENANT

1.	DEFINITIONS

The following terms used in this Exhibit B shall have the following meanings:

A. “Person” means any individual, firm, partnership, association, corporation, limited liability entity, trust, venture or other business organization, entity or enterprise;

B. “Restricted Period” means a period of twelve (12) months following the Grantee’s termination of employment with the Company.

2.	NON-SOLICITATION COVENANT

Grantee agrees that, during the course of employment with the Company, and during the Restricted Period, Grantee will not directly or indirectly (i) divert or attempt to divert any Customer, person, concern or entity which is furnished products or services by the Company and with whom Grantee had Material Contact from doing business with the Company or otherwise change its relationship with the Company; or (ii) induce or attempt to induce any Customer, supplier or service provider with whom Grantee had Material Contact to cease being a Customer, supplier or service provider of the Company or to otherwise change its relationship with the Company.

3.	INJUNCTIVE RELIEF

Grantee acknowledges that if he breaches or threatens to breach any of the provisions of this Exhibit B to the Agreement, his actions will cause irreparable harm and damage to the Company which could not be compensated by damages alone. Accordingly, if Grantee breaches or threatens to breach any of the provisions of this Exhibit B to the Agreement, the Company shall be entitled to injunctive relief, in addition to any other rights or remedies the Company may have. Grantee hereby waives the requirement for a bond by the Company as a condition to seeking injunctive relief. The existence of any claim or cause of action by Grantee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of Grantee’s agreements under this Exhibit B to the Agreement.

4.	SEPARABILITY

The Grantee acknowledges that the foregoing covenant, as well as each of those covenants set forth in Exhibits A, C and D to the Agreement, is a separate and distinct obligation of the Grantee and is deemed to be separable from the remaining covenants. If any of the provisions of any other such covenant should ever be held invalid, the foregoing covenant shall not be affected thereby and shall remain in full force and effect.

Exhibit B-1

5.	NO WAIVER

Failure of either party to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of this Exhibit B shall not be deemed a waiver or relinquishment of any right granted in this Exhibit B or the future performance of any such term or condition or of any other term or condition of this Exhibit B, unless such waiver is contained in a writing signed by the party making the waiver.

Exhibit B-2

EXHIBIT C

TO ZEP INC.

2010 OMNIBUS INCENTIVE PLAN

PERFORMANCE STOCK AWARD AGREEMENT

NON-RECRUITMENT COVENANT

1.	DEFINITIONS

The following terms used in this Exhibit C shall have the following meanings:

A. “Person” means any individual, firm, partnership, association, corporation, limited liability entity, trust, venture or other business organization, entity or enterprise;

B. “Restricted Period” means a period of twelve (12) months following the Grantee’s termination of employment with the Company.

2.	NON-RECRUITMENT COVENANT

The Grantee agrees that, during the Restricted Period, the Grantee will not, directly or indirectly, for himself or on behalf of any other Person, solicit, induce, persuade, or encourage, or attempt to solicit, induce, persuade, or encourage, any employee of the Company to terminate such employee’s position with the Company, whether or not such employee is a full-time or temporary employee of the Company and whether or not such employment is pursuant to a written agreement, for a determined period or at will. The provision of this paragraph shall only apply to those persons employed by the Company at the time of solicitation or attempted solicitation.

3.	INJUNCTIVE RELIEF

Grantee acknowledges that if he breaches or threatens to breach any of the provisions of this Exhibit C to the Agreement, his actions will cause irreparable harm and damage to the Company which could not be compensated by damages alone. Accordingly, if Grantee breaches or threatens to breach any of the provisions of this Exhibit C to the Agreement, the Company shall be entitled to injunctive relief, in addition to any other rights or remedies the Company may have. Grantee hereby waives the requirement for a bond by the Company as a condition to seeking injunctive relief. The existence of any claim or cause of action by Grantee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of Grantee’s agreements under this Exhibit C to the Agreement.

4.	SEPARABILITY

The Grantee acknowledges that the foregoing covenant, as well as each of those covenants set forth in Exhibits A, B and D to the Agreement, is a separate and distinct obligation of the Grantee and is deemed to be separable from the remaining covenants. If any of the provisions of any other such covenant should ever be held invalid, the foregoing covenant shall not be affected thereby and shall remain in full force and effect.

Exhibit C-1

EXHIBIT D

TO ZEP INC.

2010 OMNIBUS INCENTIVE PLAN

PERFORMANCE STOCK AWARD AGREEMENT

NON-DISCLOSURE COVENANT

1.	DEFINITIONS

A. The following terms used in this Exhibit “D” shall have the following meanings:

“Confidential Information” means: information relating to the Company’s Business (as defined in Exhibit B hereto) (A) which Grantee develops, helps develop in conjunction with others, creates, or becomes aware as a consequence of or through Grantee’s employment with the Company or any other arrangement or relationship with the Company; (B) which has value to the Company, actual or potential, from not being generally known by others who can obtain economic value from its disclosure or use (whether or not such material or information is marked “confidential”). For purposes of this Agreement, subject to the foregoing, and according to terminology commonly used by the Company, the Company’s Confidential Information shall include, but not be limited to, information pertaining to: (1) Business Opportunities (as defined below); (2) data and compilations of data relating to the Company’s Business; (3) compilations of information about, and communications and agreements with, customers and potential customers of the Company; (4) computer software, hardware, network and internet technology utilized, modified or enhanced by the Company or by Grantee in furtherance of Grantee’s duties with the Company; (5) compilations of data concerning Company products, services, customers, and end users including but not limited to compilations concerning projected sales, new project timelines, inventory reports, sales, and cost and expense reports; (6) compilations of information about the Company’s employees and independent contracting consultants; (7) the Company’s financial information, including, without limitation, amounts charged to customers and amounts charged to the Company by its vendors, suppliers, and service providers; (8) proposals submitted to the Company’s customers, potential customers, wholesalers, distributors, vendors, suppliers and service providers; (9) the Company’s marketing strategies and compilations of marketing data; (10) compilations of data or information concerning, and communications and agreements with, vendors, suppliers and licensors to the Company and other sources of technology, products, services or components used in the Company’s Business; (11) any information concerning services requested and services performed on behalf of customers of the Company, including planned products or services; and (12) the Company’s research and development records and data. Confidential Information also includes any summary, extract or analysis of such information together with information that has been received or disclosed to the Company by any third party as to which the Company has an obligation to treat as confidential.

Confidential Information shall not include: (1) information generally available to the public other than as a result of improper disclosure by Grantee; (2) information that becomes available to Grantee from a source other than the Company (provided Grantee has no knowledge that such information was obtained from a source in breach of a duty to the Company); and/or (3) information obtained in filings with the Securities and Exchange Commission.

Exhibit D-1

B. “Trade Secrets” includes Confidential Information constituting a trade secret under Georgia Law.

C. “Business Opportunities” means all ideas, concepts or information received or developed (in whatever form) by Grantee concerning any business, transaction or potential transaction within the Company’s Business that constitutes or may constitute an opportunity for the Company to earn a fee or income, which are opportunities in which the Company has gained a legal or equitable interest or expectancy growing out of a preexisting right or relationship with a current or prospective customer, specifically including those relationships that were initiated, nourished or developed at the Company’s expense. All ideas, concepts and information concerning any Business Opportunity shall constitute Confidential Information (as defined in paragraph (A) above).

D. “Inventions” means contributions, discoveries, improvements and ideas and works of authorship, whether or not patentable or copyrightable, (i) which relate directly to the Company’s Business, or (ii) which result from any work performed by Grantee or by Grantee’s fellow employees for the Company, or (iii) for which equipment, supplies, facilities, Confidential Information or Trade Secrets of the Company are used, or (iv) which is developed on the Company’s time.

2.	NON-DISCLOSURE COVENANTS

All Confidential Information, Trade Secrets, and all physical and electronic embodiments thereof are confidential and are and will remain the sole and exclusive property of the Company. The Grantee must (1) immediately disclose to the Company all Confidential Information and Trade Secrets developed, conceived, received or disclosed, in whole or in part, by or to the Grantee while Employed by the Company; (2) assign to the Company any right, title, or interest Grantee may have in such Confidential Information and Trade Secrets, and (3) at the request and expense of the Company, do all things and sign all documents or instruments reasonably necessary in the opinion of the Company to eliminate any ambiguity as to the ownership by, and rights of, the Company in such Confidential Information and Trade Secrets, including, without limitation, providing full cooperation in litigation and other proceedings to establish or protect such right. The Grantee agrees that any copyright in the expression of such Confidential Information or Trade Secrets shall be the property of the Company, and that any patent rights and any invention or novel devices or processes developed by the use of such Confidential Information or Trade Secrets shall be the exclusive property of the Company.

During the term of employment and for a period of (i) two (2) years thereafter for Confidential Information that is not a trade secret under Georgia law or (ii) until the Confidential Information that is a trade secret under Georgia law ceases to qualify as such, Grantee agrees that he shall protect any such Confidential Information and shall not, except in connection with the performance of his remaining duties for the Company, disclose or otherwise copy, reproduce, use, distribute or otherwise disseminate any such Confidential Information, or any physical embodiments thereof, to any person or entity. Grantee further agrees that he shall not, except in connection with the performance of his duties for the Company, disclose or otherwise copy, reproduce, distribute or otherwise disseminate any Trade Secrets, or any physical embodiments thereof, to any person or entity at any time during Grantee’s employment with the Company and

Exhibit D-2

for as long as such Trade Secrets remain trade secrets under Georgia law. Grantee will, in no event, take any action causing, or fail to take any action necessary in order to prevent any Confidential Information or Trade Secrets disclosed to or developed by Grantee to lose their character as such; provided, however, that Grantee may make disclosures required by a valid order or subpoena issued by a court or administrative agency of competent jurisdiction, in which event Grantee will promptly notify the Company of such order or subpoena to provide the Company an opportunity to protect its interests. Grantee’s obligations herein shall survive any expiration or termination of this Agreement.

The Grantee attests that, during his employment with the Company, he has not and will not offer, disclose or use on Grantee’s own behalf or on behalf of the Company, any information Grantee received prior to employment by the Company, which was supplied to Grantee confidentially or which Grantee should reasonably know to be confidential, to any person, organization or entity other than the Company without the written approval of such person, organization or entity.

Nothing contained herein shall be in derogation or a limitation of the rights of the Company to enforce its rights or the duties of Grantee under then applicable Georgia law relating to Trade Secrets including, in particular, the Georgia Trade Secrets Act, O.C.G.A. Sections 10-1-760, et seq.

3.	INVENTIONS

The Grantee does hereby assign to the Company the entire right, title and interest in any Invention (as defined herein) which is made, conceived, either solely or jointly with others, during employment with the Company. The Grantee agrees to promptly disclose to the Company all such Inventions. The Grantee will, if requested, promptly execute and deliver to the Company a specific assignment of title for an Invention and will, at the expense of the Company, take all reasonably required action by the Company to patent, copyright or otherwise protect the Invention.

4.	RETURN OF PROPERTY

Upon request by the Company and, in any event, upon termination of the employment of the Grantee with the Company for any reason, Grantee will promptly deliver to the Company all property belonging to the Company, including but without limitation, all Confidential Information and Trade Secrets and all embodiments thereof, all Company files, customer lists, management reports, memoranda, research, Company forms, financial data and reports and other documents (including but not limited to all such data and documents in electronic form) supplied to or created by his in connection with his employment hereunder (including all copies of the foregoing) in his possession or control, and all of the Company’s equipment and other materials in his possession or control. Grantee agrees to allow the Company, at its request, to verify return of Company property through inspection of personal computers and personal storage media on which Company information was stored during Grantee’s employment with the Company. Grantee’s obligations herein shall survive any expiration or termination of this Agreement.

Exhibit D-3

5.	INJUNCTIVE RELIEF

Grantee acknowledges that if he breaches or threatens to breach any of the provisions of this Exhibit D to the Agreement, his actions will cause irreparable harm and damage to the Company which could not be compensated by damages alone. Accordingly, if Grantee breaches or threatens to breach any of the provisions of this Exhibit D to the Agreement, the Company shall be entitled to injunctive relief, in addition to any other rights or remedies the Company may have. Grantee hereby waives the requirement for a bond by the Company as a condition to seeking injunctive relief. The existence of any claim or cause of action by Grantee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of Grantee’s agreements under this Exhibit D to the Agreement.

6.	SEPARABILITY

The Grantee acknowledges that the foregoing covenant, as well as each of those covenants set forth in Exhibit A, B, and C to the Agreement, is a separate and distinct obligation of the Grantee and is deemed to be separable from the remaining covenants. If any of the provisions of any other such covenant should ever be held invalid, the foregoing covenant shall not be affected thereby and shall remain in full force and effect.

Exhibit D-4